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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 8, 2001

Option Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19878	36-3791193
(Commission File Number)	(IRS Employer Identification No.)

100 Corporate North, Suite 212, Bannockburn, IL 60015
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code (847) 615-1690

(Former name or former address, if changed since last report)

Item 5.  Other Events

    Dr. John N. Kapoor, our Chairman of the Board, also serves as Chairman and Interim Chief Executive Officer of Akorn, Inc., (Nasdaq: AKRN). On August 8, 2001, a class action lawsuit was commenced in the U.S. District Court for the Northern District of Illinois on behalf of all purchasers of Akorn, Inc.'s securities between February 20, 2001 and May 22, 2001. The complaint names Akorn, Inc., Dr. Kapoor and Floyd Benjamin, its former Chairman and Chief Executive Officer, as defendants. The complaint alleges that the defendants violated the federal securities laws by, among other things, issuing a series of materially false and misleading press releases and filing false and misleading periodic reports concerning Akorn's financial results and business prospects. In Akorn's quarterly report on Form 10-Q dated August 15, 2001, Akorn, Inc. stated that Akorn, Inc. and its counsel had not yet completed their review of the complaint and that Akorn, Inc. believes that the complaint is without merit and plans to defend the suit vigorously.

    Option Care, Inc. is not a party to the class action lawsuit. Dr. Kapoor is Chairman of the Board and a director of Option Care and owns, directly or indirectly, approximately 48.9% of the outstanding common stock of Option Care. Dr. Kapoor provides strategic advice to Option Care but otherwise devotes minimal time to its daily operations.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTION CARE, INC.
By:	/s/ RAJAT RAI Rajat Rai President, Chief Executive Officer and Director

Dated: August 31, 2001.

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  Item 5. Other Events
SIGNATURE